FRANCISCO V. AGUILAR
Secretary of State

GABRIEL DI CHIARA
Chief Deputy

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

09/11/2023

Work Order Item Number:	W2023091100888 - 3139919
Filing Number:	20233469463
Filing Type:	Amended Certification of Stock Designation After Issuance of Class/Series
Filing Date/Time:	09/11/2023 11:54:32 AM
Filing Page(s):	5

Indexed Entity Information:

Entity ID: C1211-1987

Entity Name: Golden Bee Health Products Investment Limited, Inc.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent
Northwest Registered Agents, Inc.
401 Ryland Street Suite 200-A, Reno, NV 89502, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

Page 1 of 1

Commercial Recording Division
202 N. Carson Street

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number C1211-1987
FVAguilar	Filing Number 20233469463
Secretary of State State Of Nevada	Filed On 09/11/2023 11:54:32 AM
	Number of Pages 5

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ Certificate of Designation

☐ Certificate of Amendment to Designation - Before Issuance of Class or Series

☑ Certificate of Amendment to Designation - After Issuance of Class or Series

☐ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - **DO NOT HIGHLIGHT**

1. Entity information:	Name of entity: Golden Bee Health Products Investment Limited, Inc. Entity or Nevada Business Identification Number (NVID): NV19871017181
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing: Series A Preferred Stock
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☑ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6.Resolution: (Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X WeiQun Chen Signature of Officer Date: 09/11/2023

This form must be accompanied by appropriate fees.

page1 of 1
Revised: 1/1/2019

Filed in the Office of	Business Number C1211-1987
F.V. Aguilar	Filing Number 20233469463
Secretary of State State Of Nevada	Filed On 09/11/2023 11:54:32 AM
	Number of Pages 5

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ **Certificate of Designation**
☐ **Certificate of Amendment to Designation - Before Issuance of Class or Series**
☒ **Certificate of Amendment to Designation - After Issuance of Class or Series**
☐ **Certificate of Withdrawal of Certificate of Designation**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: Golden Bee Health Products Investment Limited, Inc. Entity or Nevada Business Identification Number (NVID):
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: 09/08/2023 Time: 5:00 PM (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing: Series A Preferred Stock
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☒ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* Amended and Restated Certificate of Designation of Rights, Privileges, Preferences and Restrictions of Series A Preferred Stock,, as set forth on the attached.
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X *WeiQun Chen* Date: 09/08/2023 Signature of Officer

* Attach additional page(s) if necessary
This form must be accompanied by appropriate fees.

Page 1 of 1
Revised: 1/1/2019

AMENDED AND RESTATED CERTIFICATE OF DESIGNATION, PREFERENCES AND

RIGHTS OF SERIES A PREFERRED STOCK OF GOLDEN BEE HEALTH PRODUCTS

INVESTMENT LIMITED, INC. (formerly known as NOVAGANT CORP.)

Golden Bee Health Products Investment Limited, Inc. (formerly known as NOVAGANT CORP.), a corporation organized and existing under the laws of the State of Nevada (the “Company”), hereby certifies that, Pursuant to the authority vested in the Board of Directors of the Company (the “Board”) by the Certificate of Incorporation of the Company (the “Certificate of Incorporation”), as amended the following resolution was adopted as of September 8, 2023 by the Board:

RESOLVED, that pursuant to the resolutions adopted by the Unanimous Written Consent of the Board of Directors effective September 8, 2023 (the “September 8, 2023 Consent”) the Board of Directors adopted resolutions amending certain provisions of its Series A Preferred Stock, $0.001 par value, with those certain rights, privileges, preferences and restrictions as set forth in this Certificate of Designation of Rights, Privileges, Preferences and Restrictions of Series A Preferred Stock of Golden Bee Health Products Investment Limited, Inc. as follows:

Section 1. Designation and Number of Shares.

Series A Preferred Stock, consisting of 200,000 shares (the “Series A Preferred Stock”) was created by filing a Certificate of Designation with the State of Nevada on July 6, 2012, and is hereby amended and restated as set forth below. No other shares of Preferred Stock shall be designated Series A Preferred Stock.

Section 2. Dividends.

Except as provided herein, the holders of the Series A Preferred Stock shall be entitled to receive cash, stock or other property, as dividends, when, as, and if declared by the Board of Directors of the Company. Series A Preferred Stock shall not participate in any dividend declared with respect to the Common Stock.

Section 3. Liquidation Rights.

Upon the dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary, the holders of the then outstanding shares of Series A Preferred Stock shall be entitled to receive cash, stock or other property, as dividends, when, as, and if declared by the Board of Directors of the Company. Series A Preferred Stock shall not participate in any dividend declared with respect to the Common Stock.

Section 4. Lost or Stolen Certificates.

Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Corporation, or (iii) in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date.

Section 5. Voting.

Each Share of Series A Preferred Stock shall have no right to vote on any matter to be submitted for a vote to shareholders of the Company.

Section 6. No Re-issuance of Series A Preferred Stock.

No share or shares of Series A Preferred Stock acquired by the Company by reason of conversion, redemption or otherwise shall be reissued as Series A Preferred Stock, and all such shares thereafter shall be returned to the Company’s treasury under the status of undesignated and un-issued shares of Preferred Stock of the Company.

Section 7. Headings of Subdivisions.

The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

Section 8. Certain Remedies.

Any registered holder of shares of Series A Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designations and to enforce specifically the terms and provisions of this Certificate of designations in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

Section 9. Ranking.

The Series A Preferred Stock shall rank, as to rights upon liquidation, dissolution or winding up, pari pass to each other and shall rank senior and prior to the Common Stock.

Section 10. Other Preferences.

The shares of the Series A Preferred Stock shall have no other preferences, rights, restrictions, or qualifications, except as otherwise provided by law or the Articles of Incorporation of the Corporation.

IN WITNESS WHEREOF, the undersigned has executed and subscribed this Amended and Restated Certificate and does affirm the foregoing as true under the penalties of perjury this 8th day of September, 2023.

Golden Bee Health Products Investment Limited, Inc.

/s/ WeiQun Chen
By: WeiQun Chen, Chief Executive Officer

Before me this 8th day of September 2023 personally appeared WeiQun Chen, the Chief Executive Officer of Golden Bee Health Products Investment Limited, Inc., who being duly sworn did acknowledge that he executed the forgoing instrument.

/s/ Longling Guo
NOTARY PUBLIC

Longling Guo
CHINA COMMERCIAL LAW FIRM Add:21-25/F, Hong Kong CTS Tower, No.4011, Shennan Boulevard, Futian District, Shenzhen, P.R.C